090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20150030630-80

Filing Date and Time
01/23/2015 10:17 AM

Entity Number
E0668502007-7

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

DSG Global Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: January 21, 2015

4. Description of the inaccuracy or defect:

Item 5 States:
The corporation shall issue 20 shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the stock split.

5. Correction of the inaccuracy or defect:

Item 5:
The corporation shall issue 1 (one) share of common stock for every three (3) shares of common stock issued and outstanding immediately prior to the effective date of the stock split.

6. Signature:

X [signature]
Authorized Signature

President
Title *

January 22, 2015
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.